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                                                                EXHIBIT 3.3


                   REINSURANCE GROUP OF AMERICA, INCORPORATED



                    FORM OF AMENDMENT TO ARTICLE THREE OF THE

                       RESTATED ARTICLES OF INCORPORATION


                       ----------------------------------

                                  ARTICLE THREE
                                  CAPITAL STOCK

A. Class and Number of Shares. The aggregate number, class and par value, if any, of shares which the Corporation shall have authority to issue is 105,000,000 shares, consisting of 75,000,000 shares of Common Stock, par value $.01 per share, 20,000,000 shares of Non-Voting Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share ($1,050,000.00 aggregate total), subject to adjustment pursuant to subdivision B.4.(c) hereof.

B.       Rights of the Common Stock and the Non-Voting Common Stock.

         1. General. The powers, preferences and rights of the Common Stock and the Non-Voting Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Article Three.

         2. Voting. Each holder of the Common Stock shall be entitled to one vote per share of Common Stock on all matters to be voted on by the shareholders. Except as otherwise required by law, no holder of the Non-Voting Common Stock (by virtue of ownership of such shares) shall be entitled to vote such shares of Non-Voting Common Stock on any matters to be voted on by the shareholders of the Corporation.

         3. Dividends; Splits or Combinations. Dividends may be declared and paid to the holders of the Common Stock and the holders of the Non-Voting Common Stock in cash, property, or other securities of the Corporation out of any funds or other assets of the Corporation legally available therefor. If and when dividends on the Common Stock and the Non-Voting Common Stock are declared payable from time to time by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, the holders shall be entitled to share equally, on a per share basis, in such dividends, except that (a) dividends or other distributions payable in shares of the Corporation shall be made to all holders of Common Stock and Non-Voting Common Stock and shall be made only (i) in shares of Non-Voting Common Stock to the record holders of Common Stock and to the record holders of Non-Voting Common

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                  Stock, (ii) in shares of Common Stock to the record holders of
                  Common Stock and in shares of Non-Voting Common Stock to the record holders of Non-Voting Common Stock, or (iii) in any other authorized class or series of capital stock to the record holders of both classes of Common Stock and Non-Voting Common Stock, regardless of the fair market value of such shares received in payment of such dividend or other distribution, and (b)(i) dividends or other distributions payable on the Common Stock and Non-Voting Common Stock in convertible securities or securities giving the holder a right to acquire shares of Common Stock or Non-Voting Common Stock ("Options"), other than rights issued pursuant to shareholder rights plans of the type entitling holders of rights other than an "acquiring person" to purchase shares or other securities at a below-market price if certain events occur (which rights may be distributed as a dividend pursuant to such a plan upon shares of either class of Common Stock or Non-Voting Common Stock without a corresponding dividend distribution upon shares of the other), shall be made to all holders of Common Stock and Non-Voting Common Stock and may be made (1) in securities convertible into Common Stock or Options to acquire Common Stock to the record holders of Common Stock and to record holders of Non-Voting Common Stock, or (2) in securities convertible into Common Stock or Options to acquire Common Stock to the record holders of Common Stock and in securities convertible into Non-Voting Common Stock and Options to acquire Non-Voting Common Stock to the record holders of the Non-Voting Common Stock. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class have been split, subdivided or combined.

         4.       Conversion.

                  (a) All outstanding shares of Non-Voting Common Stock shall be automatically converted into shares of Common Stock on a share-for-share basis if, as a result of the existence of the Non-Voting Common Stock, either the Common Stock or the Non-Voting Common Stock is (or both are) excluded from or ineligible for trading on the New York Stock Exchange, the American Stock Exchange and all other principal national securities exchanges then in use and is also excluded from quotation on The Nasdaq Stock Market's National Market ("NASDAQ") and any other comparable national quotation system then in use.

                  (b) All outstanding shares of Non-Voting Common Stock shall be automatically converted into shares of Common Stock on a share-for-share basis if at any time the number of outstanding shares of Common Stock as reflected on the stock transfer records of the Corporation falls below 10% of the aggregate number of outstanding shares of Common

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                           Stock and Non-Voting Common Stock reflected on
                           the stock transfer records. For purposes of the immediately preceding sentence, any shares of Common Stock or Non-Voting Common Stock repurchased by the Corporation shall no longer be deemed "outstanding" from and after the date of repurchase.

                  (c) In the event of any conversion of the Non-Voting Stock pursuant to subdivision B.4.(a) or B.4.(b), certificates which formerly represented outstanding shares of Non-Voting Common Stock shall thereafter be deemed to represent a like number of shares of Common Stock and all authorized shares of Common Stock and Non-Voting Common Stock shall consist of only Common Stock.

         5. Business Combinations; Dissolution. In the event of merger, consolidation, combination or similar transaction of the Corporation with another entity (whether or not the Corporation is the surviving entity) or in the event of liquidation, dissolution or winding up of the Corporation, holders of Non-Voting Common Stock shall be entitled to receive in respect of each share of Non-Voting Common Stock the same kind, and at the same ratio, of shares, evidences of indebtedness, other securities, cash, rights, or any other property, or any combination of shares, evidence of indebtedness, securities, cash, rights, or any other property as holders of Common Stock shall be entitled to receive in respect of each share, except that in any merger, consolidation, combination or similar transaction any common stock that holders of Non-Voting Common Stock shall be entitled to receive in any such event may have terms substantially similar to those of the Non-Voting Common Stock set forth in this Article Three.

         6.       Non-Voting Common Stock Protections.

                  (a) A "Person," as defined in subdivision B.6.(f) hereof, who after May 27, 1998, acquires "beneficial ownership", as defined herein, of any shares of Common Stock may not exercise the voting power of that number of the shares of Common Stock so acquired that are deemed to be excess shares of Common Stock for purposes of this subdivision B.6.(a). An acquisition of beneficial ownership of shares of Common Stock hereunder by any Person shall be deemed to include any shares of Common Stock that a Person acquires beneficial ownership of, directly or indirectly, in one transaction or in a series of transactions, or with respect to which the Person acts or agrees to act in concert with any other Person or any shares which are deemed to be beneficially owned by any "group," as defined in subdivision B.6.(f), of which such Person is a member. The number of shares of Common Stock deemed hereunder to be excess shares of Common Stock shall be equal to the amount determined by application of the following formula:

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                           (I)      the percentage which the number of shares of
                                    Common Stock acquired or deemed to be
                                    acquired by the Person after May 27, 1998, bears to the aggregate number of outstanding shares of Common Stock;

                           (II)     minus 15%;

                           (III) minus the percentage which the number of shares of Non-Voting Common Stock acquired or deemed to be acquired at an "equitable price" (as defined in subdivision B.6(b)) by that Person bears to the aggregate number of outstanding shares of Non-Voting Common Stock;

                           (IV) times the aggregate number of outstanding shares of Common Stock.

                           For purposes of this determination, any shares of Common Stock or Non-Voting Common Stock repurchased by the Corporation since the last date on which a Person acquired any shares of Common Stock or Non-Voting Common Stock (whether in treasury or retired) shall be deemed still to be outstanding. Determinations of excess shares of Common Stock shall be made as of the date that a Person, directly or indirectly, alone or with others, otherwise would seek to exercise or direct the exercise of voting power with respect to those shares of Common Stock.

                  (b) Shares of Non-Voting Common Stock shall have been acquired at an equitable price for purposes of this subdivision B.6 only if they were acquired at a price at least equal to the higher of:

                           (I) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the acquiring Person for any shares of Common Stock acquired by that Person within either 60 days before or 60 days after the shares of Non-Voting Common Stock were acquired; or

                           (II)     the highest closing sale price
                                    during the 30-day period immediately before the shares of Non-Voting Common Stock were acquired of a share of Common Stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if the shares of Common Stock are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the shares of Common Stock are not listed on the New York Stock Exchange, on the principal United States national securities exchange on which the shares of Common Stock are listed, or, if the shares of Common Stock are not listed on any United States national securities exchange, the highest closing bid

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                                    quotation for a share of Common Stock
                                    during the 30-day period on NASDAQ or any system in use, or, if no quotations are available, the fair market value during the 30-day period of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.

                                    If any of the consideration given by the Person for any shares of Common Stock under subclause (I) of this subdivision B.6.(b) was other than cash, the value of such non-cash consideration shall be as determined in good faith by the Board of Directors of the Corporation.

                  (c) An acquisition of a share of Common Stock shall not include for the purposes of clause (a) of this subdivision B.6 an acquisition:

                           (I) of shares made pursuant to a contract existing on or before May 27, 1998; or

                           (II) of shares by bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this subdivision B.6; or

                           (III) of shares acquired upon issuance or sale by the Corporation; or

                           (IV) of shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing any Person, including the Corporation, or reincorporating any Person, including the Corporation, in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person); or

                           (V)      of shares acquired by a plan of the
                                    Corporation qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan.

                  (d) Unless there are affirmative attributes of concerted action, acting or agreeing to act in concert with any other Person shall not include for purposes of clause
                           (a) of this subdivision B.6 actions taken or agreed to be taken by Persons acting in their official capacities as directors or officers of the Corporation or actions by Persons related by blood or marriage.

                  (e) To the extent that the voting power of any share of Common Stock cannot be exercised pursuant to this subdivision B.6, that share of

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                           Common Stock shall not be included in the
                           determination of the voting power of the Corporation for any purpose under these Restated Articles of Incorporation or the General and Business Corporation Law of Missouri.

                  (f) The term "Person", as used in this subdivision B.6 shall mean any natural person, company, government, or political subdivision, agency or instrumentality of a government or other entity, and the term "group" shall mean a group as described in Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended (the "'34 Act"), or any successor regulation, and the formation of a group hereunder shall have the effect described in paragraph (b) of said Rule 13d-5 or any successor regulation. For purposes of this subdivision B.6, "beneficial ownership" shall be determined in accordance with Rule 13d-3 promulgated under the 1934 Act or any successor regulation.

                  (g) Anything in this subdivision B.6 to the contrary notwithstanding, in no event shall the provisions of this subdivision B.6 apply to transfers of Common Stock from General American Mutual Holding Company, a Missouri corporation ("GAMHC"), or any direct or indirect subsidiary of GAMHC, to GAMHC, or any direct or indirect subsidiary of GAMHC.

         7. Repurchases. The Board of Directors shall have the power to authorize the Corporation to purchase or otherwise acquire from time to time shares of any class of stock herein or hereafter authorized from such persons, firms, associations or corporations, in such manner and on such terms and for such consideration as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

         8. Issuances. The Board of Directors shall have the power to authorize the Corporation to issue and sell all or any part of any class of stock herein or hereafter authorized, from time to time, and at such time or times, in such amounts and manner to such persons, firms, associations or corporations, and for such consideration, whether in cash, property or otherwise, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.

C.       Issuance of Preferred Stock, Rights and Preferences Thereof.

         1. The Preferred Stock may be issued from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special

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                  rights, and qualifications, limitations or restrictions
                  thereof, as shall be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. Without limiting the generality of the foregoing, in the resolution or resolutions providing for the issuance of such shares of each particular series of Preferred Stock, subject to the requirements of the laws of the State of Missouri, the Board of Directors is also expressly authorized:

                  (a) To fix the distinctive serial designation of the shares of the series;

                  (b) To fix the consideration for which the shares of the series are to be issued;

                  (c) To fix the rate or amount per annum, if any, at which the holders of the shares of the series shall be entitled to receive dividends, the dates on which and the conditions under which dividends shall be payable, whether dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends shall be cumulative;

                  (d) To fix the price or prices at which, the times during which, and the other terms, if any, upon which the shares of the series may be redeemed;

                  (e) To fix the rights, if any, which the holders of shares of the series have in the event of dissolution or upon distribution of the assets of the Corporation;

                  (f) From time to time to include additional shares of Preferred Stock which the Corporation is authorized to issue in the series;

                  (g) To determine whether or not the shares of the series shall be made convertible into or exchangeable for other securities of the Corporation, including shares of the Common Stock of the Corporation or shares of any other series of the Preferred Stock of the Corporation, now or hereafter authorized, or any new class of Preferred Stock of the Corporation hereafter authorized, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange right shall be exercised;

                  (h) To determine if a sinking fund shall be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and the amount or amounts of the sinking fund; and

                  (i) To fix the other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.